Exhibit 99.1

Sana Biotechnology Reports Fourth Quarter and Full Year 2025 Financial Results and Business Updates

Shared 12-month clinical results of ongoing UP421 type 1 diabetes study showing that hypoimmune-modified pancreatic islet cells transplanted without immunosuppression are safe and well-tolerated, evade detection by the immune system, and continue to function one year post-transplant

New England Journal of Medicine published positive 12-week clinical results of the UP421 type 1 diabetes study

Incorporating the tested hypoimmune technology to develop SC451, a hypoimmune-modified, stem cell-derived therapy, as a one-time treatment for patients with type 1 diabetes, with a goal of normal blood glucose, with no insulin and no immunosuppression

Made significant progress with SC451 across manufacturing, regulatory, and clinical trial preparedness, including the non-clinical testing plan and manufacture of the master cell bank

Expect to file investigational new drug application (IND) for SC451 in type 1 diabetes and begin Phase 1 trial as early as this year

Expect to generate first-in-human data in blood cancers as early as this year for the next-generation in vivo CAR T product candidate, SG293, a CD8-targeted fusosome that delivers a CD19-directed CAR

Demonstrated deep B-cell depletion and immune reset with a single treatment in non-human primates with surrogate SG293

Raised aggregate gross proceeds of $133.7 million from sales of common stock through Sana’s at the market offering facility (ATM) and equity financing in 2025

Q4 2025 cash position of $138.4 million and expected cash runway into late 2026

SEATTLE — March 3, 2026 — Sana Biotechnology, Inc. (NASDAQ: SANA), a company focused on creating and delivering engineered cells as medicines, today reported financial results and business highlights for the fourth quarter and year ended December 31, 2025.

“Meaningful scientific and operational progress in 2025 has positioned us well to generate human proof-of-concept data over the next 12-18 months for SC451 in type 1 diabetes and SG293 in blood cancers,” said Steve Harr, Sana’s President and Chief Executive Officer. “Clinical data for UP421, a study which is now out beyond a year, provide the first known example of transplanting an allogeneic cell therapy for the treatment of type 1 diabetes without any immunosuppression. These results, when combined with progress in the field of transplanting pancreatic islets, make us optimistic that SC451, which incorporates the same hypoimmune gene edits into a more scalable manufacturing platform, can lead to a functional cure for people with type 1 diabetes, meaning normal blood glucose, no more insulin injections, and no immunosuppression. Moving to the fusogen platform, we made improvements to our in vivo CAR T platform with our next-generation SG293 candidate, offering the potential for a simple, one-time, off-the-shelf treatment without the use of conditioning chemotherapy for the treatment of B cell cancers and B cell-mediated autoimmune diseases. We look forward to beginning clinical trials for both of these therapies this year. With two powerful platforms advancing in parallel, we look to drive meaningful clinical benefit for patients.”

Corporate Highlights

Published positive results from an investigator-sponsored, first-in-human study transplanting UP421, an allogeneic primary islet cell therapy engineered with hypoimmune platform (HIP) technology, into a patient with type 1 diabetes without the use of any immunosuppression.

•
UP421 is a primary human HIP-modified pancreatic islet cell therapy for patients with type 1 diabetes. The goal of this investigator-sponsored trial (IST) was to understand safety, immune evasion, islet cell survival, and beta cell function, as measured by C-peptide production, of HIP-modified pancreatic islet cells transplanted into a type 1 diabetes patient without the use of any immunosuppression. The trial is being conducted under a clinical trial authorization at Uppsala University Hospital with Dr. Per-Ola Carlsson as the principal investigator.

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Results of the study through one year after cell transplantation demonstrate the survival and function of pancreatic beta cells as measured by the presence of circulating C-peptide, a biomarker indicating that transplanted beta cells are producing insulin. C-peptide levels also increase with mixed meal tolerance tests performed over the course of the study, consistent with insulin secretion in response to a meal. PET-MRI scanning performed at week 12 and again at week 52 demonstrated islet cells at the transplant site in the forearm. The study identified no safety issues, and the HIP-modified islet cells evaded immune detection.
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The New England Journal of Medicine (NEJM) published a journal article titled “Survival of Transplanted Allogeneic Beta Cells with No Immunosuppression” (DOI: 10.1056/NEJMoa2503822). The article discusses 12-week results from this study. NEJM also published an accompanying editorial that further describes both the Sana technology and progress in the field (DOI: 10.1056/NEJMe2507578).

Advancing our focused pipeline across two platforms:

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Hypoimmune Platform – Type 1 diabetes – Sana continues development of SC451, an O-negative, HIP-modified, iPSC-derived pancreatic islet cell therapy, which uses the same HIP technology as UP421. Sana has had multiple interactions with regulators over the last year, including FDA INTERACT and Pre-IND meetings, the results of which increase confidence in its manufacturing process, manufacturing controls, nonclinical testing plan, and clinical trial plan. Sana expects to file an IND and begin a Phase 1 clinical trial for SC451 as early as this year.
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Fusogen Platform – In vivo CAR T cells – Sana continues to develop its next-generation in vivo CAR T product candidate, SG293, which uses Sana’s proprietary fusogen delivery-based technology. SG293 is a CD8-targeted fusosome that delivers to CD8+ T cells the genetic material to make CD19-directed CAR T cells while avoiding potentially troublesome delivery to tissues such as the liver. Preclinical data demonstrate that a SG293 surrogate achieves cell-specific delivery and deep B-cell depletion – as measured by depletion in circulating and lymph node B cells as well as a phenotypic reset when B cells return – in non-human primates without the use of any lymphodepleting chemotherapy. Sana intends to explore SG293 in both B-cell cancers and B-cell mediated autoimmune diseases and expects to generate first-in-human data as early as this year.

Published preclinical data in Nature Biotechnology demonstrating potent in vivo gene editing of hematopoietic stem cells (HSCs) in the bone marrow with systemic delivery in preclinical murine models using fusogen technology:

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The article describes a study that evaluated a systemically delivered virus-like particle (VLP) using the fusogen technology to target and gene edit HSCs in vivo. Results show potent and cell-specific in vivo delivery and gene editing of HSCs in the bone marrow in several murine models, with stable gene editing of long-term HSCs.
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This broadens the application of fusogen technology beyond T cells to a second cell type, HSCs, and underscores the ability to deliver diverse payloads, including CRISPR gene-editing and base-editing machinery.

Raised aggregate gross proceeds of $133.7 million from sales of common stock through Sana’s at-the-market offering facility (ATM) and equity financing in 2025; expected cash runway into late 2026.

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Closed public offering in August 2025 of 24.3 million shares of Sana’s common stock, including 3.4 million shares pursuant to the full exercise of the underwriters' option to purchase additional shares, and pre-funded warrants to purchase 1.5 million shares of Sana’s common stock. The gross proceeds from this offering were $86.3 million before deducting underwriting discounts and commissions and offering expenses.
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Raised gross proceeds of $47.4 million in 2025 from sales of common stock through Sana’s ATM.

Strengthened leadership with the appointment of new Chief Financial Officer

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In the first quarter of 2026, appointed Brian Piper as Executive Vice President, Chief Financial Officer. Mr. Piper has decades of experience in financial management within the biotechnology sector – including CFO roles at Scorpion Therapeutics, Antares Therapeutics, and Prelude Therapeutics – and has successfully led financings and worked with companies to maximize their assets.

Fourth Quarter 2025 Financial Results

GAAP Results

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Cash Position: Cash, cash equivalents, and marketable securities as of December 31, 2025 were $138.4 million compared to $152.5 million as of December 31, 2024. The decrease of $14.1 million was primarily driven by cash used in operations of $143.8 million, partially offset by net proceeds from equity financings of $126.4 million, proceeds from stock option exercises and Sana’s employee stock purchase plan of $2.7 million, and other cash inflows.
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Research and Development Expenses: For the three and twelve months ended December 31, 2025, research and development expenses, inclusive of non-cash expenses, were $34.9 million and $132.0 million, respectively, compared to $45.1 million and $215.7 million for the same periods in 2024. The decreases of $10.2 million and $83.7 million for the three and twelve months ended December 31, 2025 compared to the same periods in 2024, respectively, were primarily due to the portfolio prioritization announced in the fourth quarter of 2024, which resulted in a reduction of the scope of research, laboratory, and clinical development activities, lower personnel-related costs, including non-cash stock-based compensation, and a decrease in facility and other allocated costs. Research and development expenses include non-cash stock-based compensation of $3.2 million and $15.2 million, respectively, for the three and twelve months ended December 31, 2025, and $3.9 million and $23.4 million for the same periods in 2024.
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Research and Development Related Success Payments and Contingent Consideration: For the three and twelve months ended December 31, 2025, Sana recognized non-cash expenses of $14.1 million and $29.4 million, respectively, compared to non-cash gains of $13.4 million and $8.9 million for the same periods in 2024, in connection with the change in the estimated fair value of the success payment liabilities and contingent consideration in aggregate. The value of these potential liabilities fluctuates significantly with changes in Sana’s market capitalization and stock price.
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General and Administrative Expenses: General and administrative expenses for the three and twelve months ended December 31, 2025, inclusive of non-cash expenses, were $12.2 million and $44.3 million, respectively, compared to $17.3 million and $64.0 million for the same periods in 2024. The decrease of $5.1 million for the three months ended December 31, 2025 compared to the same period in 2024 was primarily due to personnel-related costs incurred in connection with the portfolio prioritization announced in the fourth quarter of 2024. The decrease of $19.7 million for the twelve months ended December 31, 2025 compared to the same period in 2024 was primarily due to lower personnel-related costs, including non-cash stock-based compensation, due to a decrease in headcount in connection with the portfolio prioritization announced in the fourth quarter of 2024, and decreased legal and consulting fees. General and administrative expenses include non-cash stock-based compensation of $3.2 million and $10.3 million for the three and twelve months ended December 31, 2025, respectively, compared to $2.5 million and $14.3 million for the same periods in 2024.
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Impairment of Long-Lived Assets: For the twelve months ended December 31, 2025, non-cash impairment of long-lived assets was $44.6 million, compared to $1.9 million for the same period in 2024. The non-cash impairment of $44.6 million recorded in the second quarter of 2025 was primarily related to Sana’s manufacturing facility in Bothell, Washington and certain laboratory and office space in Seattle, Washington. Because of the increased availability of manufacturing capacity at third-party contract development and manufacturing organizations (CDMOs) for cell and gene therapy products as well as progress in understanding its near-term manufacturing needs, Sana expects to use CDMOs to meet its manufacturing needs at present and has suspended further build-out of internal manufacturing capabilities. Impairment of long-lived assets in 2024 consists of non-cash losses recognized for the impairment of certain laboratory equipment and leasehold improvements as a result of the portfolio prioritization in the fourth quarter of 2024.
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Net Loss: Net loss for the three and twelve months ended December 31, 2025 was $58.8 million, or $0.21 per share, and $244.2 million, or $0.96 per share, respectively, compared to $49.1 million, or $0.21 per share, and $266.8 million, or $1.16 per share, for the same periods in 2024.

Non-GAAP Measures

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Non-GAAP Operating Cash Burn: Non-GAAP operating cash burn for the twelve months ended December 31, 2025 was $138.5 million compared to $195.1 million for the same period in 2024. Non-GAAP operating cash burn is the decrease in cash, cash equivalents, and marketable securities, excluding cash inflows from financing activities, costs related to portfolio prioritizations, and the purchase of property and equipment.
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Non-GAAP General and Administrative Expenses: Non-GAAP general and administrative expenses for the three and twelve months ended December 31, 2025 were $12.2 million and $44.3 million, respectively, compared to $11.4 million and $58.2 million for the same periods in 2024. Non-GAAP general and administrative expense excludes personnel-related costs related to the portfolio prioritization in the fourth quarter of 2024.

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Non-GAAP Net Loss: Non-GAAP net loss for the three and twelve months ended December 31, 2025 was $44.7 million, or $0.16 per share, and $170.1 million, or $0.67 per share, respectively, compared to $54.8 million, or $0.23 per share, and $263.1 million, or $1.14 per share, for the same periods in 2024. Non-GAAP net loss excludes non-cash expenses and gains related to the change in the estimated fair value of contingent consideration and success payment liabilities, and non-cash impairment losses recorded in 2025 and 2024.

A discussion of non-GAAP measures, including a reconciliation of GAAP and non-GAAP measures, is presented below under “Non-GAAP Financial Measures.”

About Sana

Sana Biotechnology, Inc. is focused on creating and delivering engineered cells as medicines for patients. We share a vision of repairing and controlling genes, replacing missing or damaged cells, and making our therapies broadly available to patients. We are a passionate group of people working together to create an enduring company that changes how the world treats disease. Sana has operations in Seattle, WA, Cambridge, MA, and South San Francisco, CA.

Cautionary Note Regarding Forward-Looking Statements

This press release contains forward-looking statements about Sana Biotechnology, Inc. (the “Company,” “we,” “us,” or “our”) within the meaning of the federal securities laws, including those related to the Company’s vision, progress, and business plans; expectations for its development programs, product candidates, and technology platforms, including its preclinical, clinical, and regulatory development plans and timing expectations, including with respect to the substance and timing of potential INDs, the commencement of clinical trials and generation of human data, and potential indications for and the potential impact and benefits of its platforms and product candidates; expectations with respect to the impact of regulatory interactions and the ability to move forward with the Company’s SC451 manufacturing process, manufacturing controls, nonclinical testing plan, and clinical trial plan; the potential ability for SG293 to be a simple, one-time, off-the-shelf treatment without the use of conditioning chemotherapy; expectations with respect to manufacturing and scalability of SC451 and the potential ability for SC451 in type 1 diabetes to be a single treatment that restores normal blood glucose without insulin or immunosuppression and lead to a functional cure for people with type 1 diabetes; expectations regarding the significance and impact of data from preclinical studies and clinical trials of the Company’s product candidates and technologies, including the potential breadth of application and ability of the fusogen technology to deliver diverse payloads, and an IST utilizing HIP-modified primary pancreatic islet cells; expectations regarding the Company’s cash runway; expectations regarding the use of CDMOs; and statements made by the Company’s President and Chief Executive Officer. All statements other than statements of historical facts contained in this press release, including, among others, statements regarding the Company’s strategy, expectations, cash runway and future financial condition, future operations, and prospects, are forward-looking statements. In some cases, you can identify forward-looking statements by terminology such as “aim,” “anticipate,” “assume,” “believe,” “contemplate,” “continue,” “could,” “design,” “due,” “estimate,” “expect,” “goal,” “intend,” “may,” “objective,” “plan,” “positioned,” “potential,” “predict,” “seek,” “should,” “target,” “will,” “would,” and other similar expressions that are predictions of or indicate future events and future trends, or the negative of these terms or other comparable terminology. The Company has based these forward-looking statements largely on its current expectations, estimates, forecasts and projections about future events and financial trends that it believes may affect its financial condition, results of operations, business strategy and financial needs. In light of the significant uncertainties in these forward-looking statements, you should not rely upon forward-looking statements as predictions of future events. These statements are subject to risks and uncertainties that could cause the actual results to vary materially, including, among others, the risks inherent in drug development such as those associated with the initiation, cost, timing, progress and results of the Company’s current and future research and development programs, preclinical and clinical trials, as well as economic, market, and social disruptions. For a detailed discussion of the risk factors that could affect the Company’s actual results, please refer to the risk factors identified in the Company’s Securities and Exchange Commission (SEC) reports, including but not limited to its Annual Report on Form 10-K dated March 3, 2026. Except as required by law, the Company undertakes no obligation to update publicly any forward-looking statements for any reason.

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Investor Relations & Media:

Nicole Keith

investor.relations@sana.com

media@sana.com

Sana Biotechnology, Inc.

Unaudited Selected Consolidated Balance Sheet Data

	December 31, 2025	December 31, 2024
	(in thousands)
Cash, cash equivalents, and marketable securities	$138,382	$152,497
Total assets	416,890	501,020
Contingent consideration	123,718	108,968
Success payment liabilities	19,238	4,556
Total liabilities	256,006	250,516
Total stockholders' equity	160,884	250,504

Sana Biotechnology, Inc.

Unaudited Consolidated Statements of Operations

	Three Months Ended December 31,		Twelve Months Ended December 31,
	2025	2024	2025	2024
	(in thousands, except per share data)
Operating expenses:
Research and development	$34,924	$45,145	$131,980	$215,673
Research and development related success payments and contingent consideration	14,089	(13,447)	29,432	(8,881)
General and administrative	12,186	17,277	44,296	64,040
Impairment of long-lived assets	-	1,891	44,611	1,891
Total operating expenses	61,199	50,866	250,319	272,723
Loss from operations	(61,199)	(50,866)	(250,319)	(272,723)
Interest income, net	1,276	1,656	3,848	10,471
Other income (expense), net	1,098	141	2,305	(4,507)
Net loss	$(58,825)	$(49,069)	$(244,166)	$(266,759)
Net loss per common share – basic and diluted	$(0.21)	$(0.21)	$(0.96)	$(1.16)
Weighted-average number of common shares – basic and diluted	275,882	236,299	253,234	230,891

Sana Biotechnology, Inc.

Changes in the Estimated Fair Value of Success Payments and Contingent Consideration

	Success Payment Liability(1)	Contingent Consideration(2)	Total Success Payment Liability and Contingent Consideration
	(in thousands)
Liability balance as of December 31, 2024	$4,556	$108,968	$113,524
Changes in fair value – expense	93	1,864	1,957
Liability balance as of March 31, 2025	4,649	110,832	115,481
Changes in fair value – expense	3,962	6,300	10,262
Liability balance as of June 30, 2025	8,611	117,132	125,743
Changes in fair value – expense (gain)	5,115	(1,991)	3,124
Liability balance as of September 30, 2025	13,726	115,141	128,867
Changes in fair value – expense	5,512	8,577	14,089
Liability balance as of December 31, 2025	$19,238	$123,718	$142,956
Total change in fair value for the twelve months ended December 31, 2025	$14,682	$14,750	$29,432

(1)
Cobalt Biomedicine, Inc. (Cobalt) and the President and Fellows of Harvard College (Harvard) are entitled to success payments pursuant to the terms and conditions of their respective agreements. The success payments are recorded at fair value and remeasured at each reporting period with changes in the estimated fair value recorded in research and development related success payments and contingent consideration on the statement of operations.
(2)
Cobalt is entitled to contingent consideration upon the achievement of certain milestones pursuant to the terms and conditions of the agreement. Contingent consideration is recorded at fair value and remeasured at each reporting period with changes in the estimated fair value recorded in research and development related success payments and contingent consideration on the statement of operations.

Non-GAAP Financial Measures

To supplement the financial results presented in accordance with generally accepted accounting principles in the United States (GAAP), Sana uses certain non-GAAP financial measures to evaluate its business. Sana’s management believes that these non-GAAP financial measures are helpful in understanding Sana’s financial performance and potential future results, as well as providing comparability to peer companies and period over period. In particular, Sana’s management utilizes non-GAAP operating cash burn, non-GAAP research and development expense, non-GAAP general and administrative expense, and non-GAAP net loss and net loss per share. Sana believes the presentation of these non-GAAP measures provides management and investors greater visibility into the company’s actual ongoing costs to operate its business, including actual research and development costs unaffected by non-cash valuation changes and certain one-time expenses for acquiring technology, as well as facilitating a more meaningful comparison of period-to-period activity. Sana excludes these items because they are highly variable from period to period and, in respect of the non-cash expenses, provide investors with insight into the actual cash investment in the development of its therapeutic programs and platform technologies.

These are not meant to be considered in isolation or as a substitute for comparable GAAP measures and should be read in conjunction with Sana’s financial statements prepared in accordance with GAAP. These non-GAAP measures differ from GAAP measures with the same captions, may be different from non-GAAP financial measures with the same or similar captions that are used by other companies, and do not reflect a comprehensive system of accounting. Sana’s management uses these supplemental non-GAAP financial measures internally to understand, manage, and evaluate Sana’s business and make operating decisions. In addition, Sana’s management believes that the presentation of these non-GAAP financial measures is useful to investors because they enhance the ability of investors to compare Sana’s results from period to period and allow for greater transparency with respect to key financial metrics Sana uses in making operating decisions. The following are reconciliations of GAAP to non-GAAP financial measures:

Sana Biotechnology, Inc.

Unaudited Reconciliation of Change in Cash, Cash Equivalents, and Marketable Securities to

Non-GAAP Operating Cash Burn

	Twelve Months Ended December 31,
	2025	2024
	(in thousands)
Beginning cash, cash equivalents, and marketable securities	$152,497	$205,195
Ending cash, cash equivalents, and marketable securities	138,382	152,497
Change in cash, cash equivalents, and marketable securities	(14,115)	(52,698)
Cash paid to purchase property and equipment	938	33,430
Change in cash, cash equivalents, and marketable securities, excluding capital expenditures	(13,177)	(19,268)
Adjustments:
Net proceeds from issuance of common stock	(126,404)	(181,000)
Cash paid for personnel-related costs incurred in connection with portfolio prioritizations	1,062	5,158
Operating cash burn – Non-GAAP	$(138,519)	$(195,110)

Sana Biotechnology, Inc.

Unaudited Reconciliation of GAAP to Non-GAAP General and Administrative Expense

	Three Months Ended December 31,		Twelve Months Ended December 31,
	2025	2024	2025	2024
	(in thousands)
General and administrative – GAAP	$12,186	$17,277	$44,296	$64,040
Adjustments:
Personnel-related costs incurred in connection with portfolio prioritization	-	(5,840)	-	(5,840)
General and administrative – Non-GAAP	$12,186	$11,437	$44,296	$58,200

Sana Biotechnology, Inc.

Unaudited Reconciliation of GAAP to Non-GAAP Net Loss and Net Loss Per Share

	Three Months Ended December 31,		Twelve Months Ended December 31,
	2025	2024	2025	2024
	(in thousands, except per share data)
Net loss – GAAP	$(58,825)	$(49,069)	$(244,166)	$(266,759)
Adjustments:
Change in the estimated fair value of the success payment liabilities(1)	5,512	(10,559)	14,682	(8,243)
Change in the estimated fair value of contingent consideration(2)	8,577	(2,888)	14,750	(638)
Personnel-related costs incurred in connection with portfolio prioritization	-	5,840	-	5,840
Impairment of long-lived assets	-	1,891	44,611	1,891
Impairment of other assets	-	-	-	4,832
Net loss – Non-GAAP	$(44,736)	$(54,785)	$(170,123)	$(263,077)
Net loss per share – GAAP	$(0.21)	$(0.21)	$(0.96)	$(1.16)
Adjustments:
Change in the estimated fair value of the success payment liabilities(1)	0.02	(0.04)	0.06	(0.04)
Change in the estimated fair value of contingent consideration(2)	0.03	(0.01)	0.06	-
Personnel-related costs incurred in connection with portfolio prioritization	-	0.02	-	0.03
Impairment of long-lived assets	-	0.01	0.17	0.01
Impairment of other assets	-	-	-	0.02
Net loss per share – Non-GAAP	$(0.16)	$(0.23)	$(0.67)	$(1.14)
Weighted-average shares outstanding – basic and diluted	275,882	236,299	253,234	230,891

(1)
For the three months ended December 31, 2025, the expense related to the Cobalt success payment liability was $5.1 million compared to a gain of $9.2 million for the same period in 2024. For the twelve months ended December 31, 2025, the expense related to the Cobalt success payment liability was $13.6 million compared to a gain of $6.9 million for the same period in 2024. For the three months ended December 31, 2025, the expense related to the Harvard success payment liabilities was $0.4 million compared to a gain of $1.3 million for the same period in 2024. For the twelve months ended December 31, 2025, the expense related to the Harvard success payment liabilities was $1.1 million compared to a gain of $1.3 million for the same period in 2024.
(2)
The contingent consideration is in connection with the acquisition of Cobalt.